CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated January 29, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of the Ayco Large Cap Growth Fund I (constituting Ayco Series Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "The Independent Auditors" in such Registration Statement.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
May 1, 2001